UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2017

SKYLINE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	1-4714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515

(Address of principal executive offices) (Zip Code)

(574) 294-6521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 11, 2017, Skyline Corporation (“Corporation”) completed its sale of certain improved real property and certain equipment located in Mansfield, Texas to Champion Home Builders, Inc. The amount and nature of the consideration to be received for the assets sold included:

•	A non-refundable cash payment of $1,000;

•	A good faith cash deposit of $99,000; and

•	A cash payment of $2,125,000 received at the Closing less prorated property taxes of $25,000 and selling expenses of approximately $13,000.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 11, 2017, the Corporation’s Board of Directors approved an amendment to Article I Section 3 of the Corporation’s Bylaws. This amendment is effective June 1, 2017, and changes the fiscal year to a 52-53 week year ending on the Sunday which is nearest to the last day of May in each year. Article I Section 3 currently states that the Corporation’s fiscal year begins on the first day of June and ends on the close of the last day of May next succeeding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3(ii)	Amended and Restated By-Laws of Skyline Corporation (Amended and Restated as of June 1, 2017).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYLINE CORPORATION

Date: April 17, 2017

	By:	/s/ Jon S. Pilarski
Jon S. Pilarski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3(ii)	Amended and Restated By-Laws of Skyline Corporation (Amended and Restated as of June 1, 2017).